EXHIBIT NO. 99.1(i)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS International ADR Fund shall be redesignated as MFS International Equity Fund.

2. The series designated as MFS Global Conservative Equity Fund shall be redesignated as MFS Global Value Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 29th day of November, 2002.


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JOHN W. BALLEN
--------------------------------------------
John W. Ballen
8 Orchard Road

Southborough MA  01772

LAWRENCE H. COHN
--------------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

SIR J. DAVID GIBBONS
--------------------------------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05

WILLIAM R. GUTOW
--------------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ABBY M. O'NEILL
--------------------------------------------
Abby M. O'Neill
200 Sunset Road

Oyster Bay NY  11771

KEVIN R. PARKE
--------------------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA
--------------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU
--------------------------------------------
William J. Poorvu
975 Memorial Drive  Apt. 710

Cambridge MA  02138

JEFFREY L. SHAMES
--------------------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH
--------------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022